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EXHIBIT 10.48

                                EXECUTIVE OFFICER
                               RETENTION AGREEMENT


         This Executive Officer Retention Agreement (the "Agreement") is made and entered into as of November 3, 1998 (the "Effective Date"), by and between Applied Digital Access, Inc., a Delaware corporation (the "Company") and ___________________________ ("Executive").

                                    RECITALS

         The Company recognizes that the possibility of a Change of Control may change the nature and structure of the Company and that uncertainty regarding the consequences of such events may adversely affect the Company's ability to retain its executives and other key employees. The Company also recognizes that Executive possesses an intimate and essential knowledge of the Company upon which the Company may need to draw for objective advice and continued services in connection with any Change of Control that is potentially advantageous to the Company's stockholders. The Company believes that the existence of this Agreement will serve as an incentive to Executive to remain in the employ of the Company and will enhance its ability to call on and rely upon Executive in connection with a Change of Control.

         The Company and Executive desire to enter into this Agreement in order to provide additional compensation and benefits to Executive upon a Covered Termination and to encourage Executive to continue to devote full attention and dedication to the Company and to continue employment with the Company.

         1. DEFINITIONS. As used in this Agreement, unless the context requires a different meaning, the following terms shall have the meanings set forth herein:

               (a) "BASE SALARY" means the Executive's then current annual base salary.

               (b) "BOARD" means the Board of Directors of the Company or any successor corporation thereto.

               (c)     "CAUSE" means:

                       (i) a proven willful act or failure to act including theft, a material act of dishonesty, fraud, or the intentional falsification of any employment or Company records which substantially impairs Executive's ability to perform his duties under this Agreement;

                       (ii) willful improper disclosure of the Company's confidential, business or proprietary information by Executive;

                       (iii) willful failure to substantially perform, or gross neglect of, Executive's duties, including the refusal to perform any reasonable act requested by the Board; provided such condition(s) remain(s) in effect twenty (20) days after written notice is delivered by the Board to Executive of such condition(s);


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                       (iv)   any willful and intentional failure by Executive
to take or prevent any action which, in the reasonable determination of the Board, hinders the possibility of, or process surrounding, any possible Change in Control, or

                       (v) the Executive's conviction (including any plea of guilty or nolo contendere) for a felony causing material harm to the reputation and standing of the Company.

No act or failure shall be considered willful unless committed without good faith and without a reasonable belief that the act or omission was in the best interests of the Company.

Notwithstanding the foregoing, Executive shall not have been deemed to been terminated for Cause without an opportunity for Executive, together with counsel (if any) to be heard before the Board.

               (d)     "CHANGE OF CONTROL" means:

                       (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities;

                       (ii) the Company is party to a merger or consolidation which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                       (iii) there occurs a change in the Board within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. For purposes of this Agreement, an Incumbent Director is any director who is either:

                              (A)   a director of the Company as of the
Effective Date; or

                              (B)   a director who is elected or nominated for
election to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

                       (iv) the sale or disposition of all or substantially all of the Company's assets (or any transaction having similar effect is consummated); or

                       (v)    the dissolution or liquidation of the Company.


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Notwithstanding any other provision herein to the contrary, for purposes of this
Agreement no Change of Control shall be deemed to have occurred as a result of any ownership change which may occur as a result of an underwritten public offering or private placement of the Company's stock.

               (e)     "COVERED TERMINATION" means:

                       (i) any termination of Executive's employment by the Company without Cause within twelve (12) months after the date of a Change of Control; or

                       (ii) any resignation by Executive for Good Reason within twelve (12) months after the date of a Change of Control.

               "Covered Termination" shall not include any termination of Executive's employment (a) by the Company for Cause; (b) by the Company as a result of the Permanent Disability of Executive; (c) as a result of the death of Executive; or (d) as a result of Executive's voluntary termination of employment for any reason other than Good Reason.

               (f) "GOOD REASON" means the occurrence of any of the following conditions, without Executive's written consent, which condition(s) remain(s) in effect twenty (20) days after written notice is delivered by Executive to the Board of such condition(s):

                       (i) a demotion which results in Executive no longer holding a substantially similar position as an executive officer of the Company with substantially similar pay. Any such determination under this subsection shall be made by the Company; provided, however, that any decrease greater than five percent (5%) in Executive's Base Salary following a Change of Control shall not be deemed substantially similar pay;

                       (ii) the relocation of Executive's work place to a location more than fifty (50) miles from the location of Executive's work place prior to the Change of Control; or

                       (iii) any material breach of this Agreement by the Company.

               (g)     "PERMANENT DISABILITY" means that:

                       (i) Executive has been incapacitated by bodily injury or disease so as to be prevented thereby from engaging in the performance of duties on behalf of the Company;

                       (ii) such total incapacity has continued for a period of six (6) consecutive months; and

                       (iii) such incapacity will, in the opinion of a qualified physician selected by the Company, be permanent and continuous during the remainder of Executive's life.

         2. POSITION AND DUTIES. Executive shall continue to be an at-will employee of the Company employed in his current position at his current salary rate. Executive shall also be entitled to continue to participate in and to receive benefits on the same basis as other similarity-situated employees under any and all of the Company's employee benefit plans as in effect from time to time. In addition, Executive shall be entitled to the benefits afforded to other similarly-


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situated employees under the Company's vacation, holiday and business expense reimbursement policies. Executive agrees to devote Executive's full business time, energy and skill to the duties of the Company. These duties shall include, but not be limited to, any duties consistent with Executive's position which may be assigned to Executive from time to time.

         3. NO BENEFITS PAYABLE UNLESS A COVERED TERMINATION. This Agreement is intended to address the benefits payable to Executive upon a Covered Termination. As such, upon any termination of Executive which is not a Covered Termination, Executive shall be entitled to only that compensation and those benefits from the Company which have been earned under Section 2 above through the date of such termination. PROVIDED, HOWEVER, that, pursuant to the terms of one or more other written agreements, Executive may be entitled to benefits upon a termination which is not a Covered Termination.

         4.    COVERED TERMINATION.

               (a) SEVERANCE BENEFITS. In the event of a Covered Termination, Executive shall be entitled to the following separation benefits:

                       (i) all accrued salary and accrued but unused vacation earned through the date of Executive's termination;

                       (ii) twelve (12) months of Base Salary, paid in accordance with the Company's then-existing payroll practices; provided, however, that during such twelve (12) month-period (the "Consulting Period") Executive shall be deemed to be a consultant of the Company, including for tax purposes. Accordingly, Executive shall be liable for all income and employment taxes;

                       (iii) continued vesting of Executive's then outstanding stock options during the Consulting Period;

                       (iv) reimbursement for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to Executive's termination of employment; provided Executive remits to the Company, within fourteen (14) days following the Covered Termination, a proper and complete expense report;

                       (v) provided Executive elects continued medical insurance coverage in accordance with the applicable provisions of federal law (commonly referred to as "COBRA"), the payment by Company of Executive's COBRA premiums for the duration of such Consulting Period; provided, further, if Executive's medical coverage immediately prior to the date of the Covered Termination included Executive's dependents, the Company-paid COBRA premiums shall include such dependents. Notwithstanding the above, in the event Executive becomes covered under another employer's group health plan (other than a plan which imposes a preexisting condition exclusion, unless the preexisting condition exclusion does not apply) during the Consulting Period, the Company shall cease payment of the COBRA premiums; and

                       (vi) all benefits, if any, under the Company's 401(k) Plan and other Company benefit plans to which Executive may be entitled pursuant to the terms of such plan(s).


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         5.    CONFLICT OF INTEREST. During the Consulting Period, Executive
agrees not to compete with the Company, either directly or indirectly, without the prior written consent of the Company, which shall not be unreasonably withheld. Executive also agrees that during the Consulting Period, Executive will not, directly or indirectly, solicit the services of or in any other manner persuade employees or customers of the Company to discontinue that person's or entity's relationship with or to the Company as an employee or customer, as the case may be.

         6. PAYMENT OF TAXES. All payments made to Executive under this Agreement shall be subject to all applicable federal, state and local income, employment and payroll taxes.

         7. PARACHUTE PAYMENT. If the benefits provided under this Agreement result in Executive being subject to any excise tax due to characterization of any amounts payable hereunder as "excess parachute payments" (pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code")), the Company agrees to offer the Executive the option of (i) receiving the full parachute payment subject to the excise tax, or (ii) receiving a reduced parachute payment that would not subject Executive to the excise tax (which in some circumstances may maximize the net benefit to Executive). Unless the Company and Executive otherwise agree in writing, any calculation required under this Section shall be made in writing by independent public accountants agreed to by the Company and Executive (the "Accountants"), whose calculation shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of this Section, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

         8.    EXCLUSIVE REMEDY. The payments and benefits provided for in
Section 4 shall constitute the Executive's sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of Executive's employment relationship with the Company in connection with a Covered Termination. To the extent Executive is entitled to severance or other benefits upon termination of employment under this Agreement and any other agreement, the benefits payable under this Agreement shall be reduced by the amounts paid to Executive under any other such agreement. However, this Agreement is not intended to and shall not affect, limit or terminate (i) any plans, programs, or arrangements of the Company that are regularly made available to a significant number of employees of the Company, (ii) any agreement or arrangement with Executive that has been reduced to writing and which does not relate to the subject matter hereof, or (iii) any agreements or arrangements hereafter entered into by the parties in writing, except as otherwise expressly provided herein.

         9. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Executive agrees to continue to abide by the terms and conditions of any confidentiality and/or proprietary rights agreement previously entered into by the Executive and the Company.

         10. ARBITRATION. Any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association in San Diego County, California or elsewhere by mutual agreement. The selection of the arbitrator and


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the arbitration procedure shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. All costs and expenses of arbitration (or litigation to enforce such arbitration), including but not limited to attorneys fees and other costs reasonably incurred by Executive, shall be paid by party which does not prevail. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

         11. INTERPRETATION. The Company and Executive agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of California, without regard to such state's conflict of laws rules.

         12. RELEASE OF CLAIMS. No severance benefits shall be paid to Executive under this Agreement unless and until Executive shall, in consideration of the payment of such severance benefit, execute a release of claims in a form attached hereto; provided, however, that such release shall not apply to any right of Executive may have to be indemnified by the Company.

         13.   SUCCESSORS AND ASSIGNS.

               (a) SUCCESSORS OF THE COMPANY. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession transaction shall be a breach of this Agreement which entitles Executive to terminate employment with the Company for Good Reason and receive the benefits provided under Section 4 of this Agreement. As used in this Agreement, "Company" shall mean the Company and any successor or assign to the Company's business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (b) HEIRS OF EXECUTIVE. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         14. NOTICES. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

               if to the Company:     Applied Digital Access, Inc.
                                      9855 Scranton Road
                                      San Diego, CA 92121
                                      Attn:  Compensation Committee of the Board

and if to the Executive at the address specified below Executive's signature. Notice may also be given at such other address as either party may furnish to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


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         15.   VALIDITY. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

         16. MODIFICATION. This Agreement may only be modified or amended by a written agreement signed by Executive and the Company.

         17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                           APPLIED DIGITAL ACCESS, INC.


                                           By:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                           EXECUTIVE:



                                           -------------------------------------

                                           Address for Notice:

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------


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                          EXHIBIT A: RELEASE OF CLAIMS

         In consideration for the benefits to be received under that Retention Agreement to which this Release is attached as EXHIBIT A, Executive and his successors release the Company and all affiliated companies, and their shareholders, investors, directors, officers, employees, agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Executive now has, or at any other time had, or shall or may have against the released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which this Release becomes effective, including, but not limited to, any claims of breach of contract, wrongful termination, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans With Disabilities Act, the Fair Employment and Housing Act or any other applicable law.

         Notwithstanding the foregoing, Executive does not release any claim for any additional benefits pursuant to the Agreement which Executive is entitled to receive following the date on which this Release is executed. In addition, Executive shall continue to be entitled to all of the rights and benefits set forth in any indemnification agreement between Executive and the Company. Further, notwithstanding anything in this Release, Executive shall continue to be indemnified to the full extent permitted by law for any event or occurrence related to Executive's status as an employee, director, officer, agent or fiduciary of the Company or any affiliate thereof or by reason of any action or inaction on the part of Executive while serving in such capacity.

         Executive acknowledges that he has read Section 1542 of the Civil Code of the State of California, which states in full:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         Executive waives any rights that he has or may have under Section 1542 to the full extent that he may lawfully waive such rights pertaining to this release of claims, and affirms that he is releasing all known and unknown claims that he has or may have against the parties listed above.

         Executive understands that Executive should consult with an attorney prior to signing this Release and that Executive is giving up any legal claims Executive has against the parties released above by signing this Release. Executive acknowledges that Executive is signing this Release knowingly, willingly and voluntarily in exchange for the benefits described herein. Executive further understands that, IF AND ONLY IF EXECUTIVE IS AGE 40 OR OLDER, Executive has up to 21 days to consider this Release, that Executive may revoke it at any time during the 7 days after the date it is signed, and that it shall not become effective until that 7-day period has passed.


         Signature:                                    Date:
                   ------------------------------           --------------------


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